SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 22, 2008
FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379

(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

1919 Flowers Circle, Thomasville, GA	31757

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On May 22, 2008, Flowers Foods, Inc. issued a press release (i) announcing its financial condition and results of operations as of and for the first quarter of fiscal 2008 and (ii) updating its guidance for fiscal 2008. A copy of the press release is furnished with this Report as Exhibit 99.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 22, 2008, Flowers Foods, Inc. issued a press release announcing several key management appointments and a realignment of its operating structure. A copy of the press release is attached to this Report as Exhibit 99.2.
     Gene D. Lord was named executive vice president and chief operating officer. Mr. Lord, 61, began his career with Flowers in 1966 and was successively promoted to levels of greater responsibility within in the company, including bakery president and regional vice president. In 2002, he was named president and chief operating officer of the company’s Bakeries Group, which represents 80% of company sales.
     Allen L. Shiver was named executive vice president and chief marketing officer. Mr. Shiver, 51, became a full time employee at Flowers in 1979. He has held a variety of executive positions for the company, including vice president of marketing, regional vice president, and executive vice president of Flowers Bakeries. In 2003, Mr. Shiver was named president and chief operating officer of the Specialty Group.
     Bradley K. Alexander was named president of Flowers Bakeries. Mr. Alexander, 49, began his career with Flowers in 1981. He has held various positions in sales, operations and marketing, including bakery president and senior vice president of sales and marketing for Flowers Bakeries. In 2003, Mr. Alexander was named regional vice president.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit Number	Description

99.1	Press Release of Flowers Foods, Inc. dated May 22, 2008

99.2	Press Release of Flowers Foods, Inc. dated May 22, 2008

SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.
By:	/s/ R. Steve Kinsey
	Name:	R. Steve Kinsey
Title: Executive Vice President and Chief Financial Officer

Date: May 22, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Flowers Foods, Inc. dated May 22, 2008

99.2	Press Release of Flowers Foods, Inc. dated May 22, 2008

4